SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 20, 2005

Thomas Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-22010	72-0843540
(Commission File Number)	(I.R.S. Employer Identification No.)

5221 N. O’Connor Blvd., Suite 500
Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

(972) 869-3400
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On December 20, 2005, Thomas Group’s Board of Directors adopted a policy under which it intends to pay an aggregate annual cash dividend of $0.20 on each outstanding share of common stock.  The annual dividend will be payable quarterly at a rate of $0.05 per share.  On December 20, 2005, Thomas Group’s Board of Directors declared the first quarterly cash dividend under this annual dividend policy.  The record date for the fourth quarter 2005 cash dividend is December 30, 2005, and the payment date for that dividend is January 13, 2006.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description

The following exhibit to the Current Report of Form 8-K is not being filed, but is being furnished pursuant to Item 9.01:
99.1	Press Release issued December 21, 2005 entitled “Thomas Group Announces Quarterly Cash Dividend and Adoption of Annual Dividend Policy.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas Group, Inc.
(Registrant)

Date:	December 22, 2005	By:	/s/ James T. Taylor
James T. Taylor,
President & Chief Executive Officer